UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 4, 2026

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 4, 2026, the Board of Directors (the “Board”) of McDonald’s Corporation (the “Company”) increased the size of the Company’s Board to a total of 12 Directors, effective February 4, 2026. At the same meeting, the Board elected James D. Farley, Jr., as a Director, also effective February 4, 2026. The Board has not elected Mr. Farley to any Board Committees at this time.

The Board determined that Mr. Farley is independent as defined by the New York Stock Exchange listing standards. He does not have any material relationships with the Company, and there are no transactions between Mr. Farley and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Farley and the Company pursuant to which he was selected as a Director. Mr. Farley will receive compensation generally consistent with that received by non-employee Directors, as described in the Company’s most recent Proxy Statement for the 2025 Annual Meeting of Shareholders, as may be modified by the Board for all non-executive Directors, from time to time.

A copy of the press release issued by the Company on February 10, 2026, announcing Mr. Farley’s election, is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release of McDonald’s Corporation issued February 10, 2026: James D. Farley, Jr. Elected to McDonald’s Board of Directors

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	February 10, 2026	By:	/s/ Jeffrey J. Pochowicz
Jeffrey J. Pochowicz Vice President – Associate General Counsel and Corporate Secretary